Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of                  by and among Studio City International Holdings Limited, a Cayman Islands exempted company (the “Company”), MSC Cotai Limited, a business company limited by shares incorporated in the British Virgin Islands (“Newco”), and the undersigned, a director and/or an officer of the Company (the “Indemnitee”), as applicable, and, solely for purposes of Section G.11 of this Agreement, Melco International Development Limited, a public limited company incorporated in Hong Kong with its shares listed on The Stock Exchange of Hong Kong Limited (“Melco International”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that the inability to attract and retain highly competent persons to serve the Company is detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the Company;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Memorandum and Articles of Association of the Company (“Memorandum and Articles of Association”), and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

A.	DEFINITIONS

The following terms shall have the meanings defined below:

Corporate Status means the status of a person who is or was a director or officer, of the Company or a director, officer, partner, managing member, trustee, fiduciary or agent of any other corporation, partnership, joint venture or other entity which such person is or was serving at the request of the Company.

Disinterested Director means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

Enterprise means any other corporation, partnership, joint venture or other entity for which the Indemnitee is or was serving at the request of the Company as a director, officer, partner, managing member, trustee, fiduciary or agent.

Exchange Act means the United States Securities Exchange Act of 1934, as amended from time to time.

Expenses shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, and any other expenses paid or incurred in connection with investigating, prosecuting, defending, settling, appealing, being a witness in, otherwise participating in, or preparing for any of the foregoing in, any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

HK Exemption means the first occurrence of (1) a vote of the independent shareholders of Melco International to approve the terms of this Agreement, (2) the determination by Melco International that the terms of this Agreement are permitted under the relevant rules of the Stock Exchange of Hong Kong, including as a result of seeking and obtaining any other exemption provided thereunder, in each case, without taking into account any limitations contained herein as a result of sections 468 and 469 of the Hong Kong Companies Ordinance (Cap 622).

Indemnifiable Event means any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, managing member, trustee, fiduciary or agent of an Enterprise, or related to anything done or not done by the Indemnitee in any such capacity, in each case in the course of the Indemnitee performing his or her duties in any such capacity.

Indemnify means to indemnify and hold harmless, and indemnification shall have the corresponding meaning.

Independent Counsel means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company, the Indemnitee or any of their respective affiliates in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

Person shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

Proceeding means any threatened, pending, or completed action, suit, arbitration or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, including appeal, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event, including, without limitation, any threatened, pending, or completed action, suit or proceeding by or in the right of the Company.

B.	AGREEMENT TO INDEMNIFY

1.    General Agreement. In the event the Indemnitee was, is, or is threatened to be made, a party to or a Participant (as a witness, deponent or otherwise) in any Proceeding, the Company shall indemnify the Indemnitee from and against any and all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) which are actually and reasonably incurred by the Indemnitee in connection with such Proceeding, whether or not such Proceeding proceeds to judgment or is settled or is otherwise brought to a final disposition, to the fullest extent permitted by applicable law.

2.    Indemnification of Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement (and in addition to, and not in limitation of, any right of Indemnitee under Section B.5), to the fullest extent permitted by applicable law and to the extent that the Indemnitee was or is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3.     Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

4.     Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness or otherwise asked to participate in any Proceeding to which the Indemnitee was or is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

5.     Additional Indemnification.

(a)    Notwithstanding any limitation in Sections B.1 or B.2, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law if the Indemnitee was or is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the Indemnitee’s Corporate Status.

(b)    For purposes of this Section B.5, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i.    to the fullest extent permitted by the provision of the laws of the Cayman Islands and, prior to the HK Exemption, by sections 468 and 469 of the Hong Kong Companies Ordinance (Cap 622), in each case, that authorize or contemplate additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the such laws; and

ii.    to the fullest extent authorized or permitted by any amendments to or replacements of the laws of the Cayman Islands and, prior to the HK Exemption, sections 468 and 469 of the Hong Kong Companies Ordinance (Cap 622), in each case, adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(c)    The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Memorandum and Articles of Association, vote of the Company’s shareholders or Disinterested Directors or applicable law.

6.    Exclusions. Notwithstanding anything in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim involving the Indemnitee:

(a)    subject to Section E.4, for which payment has actually been received by or on behalf of the Indemnitee (and not subsequently returned) under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)    except as provided in Section C.3(d) of this Agreement, in connection with any Proceeding (or any part of any Proceedings) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company, any director, officer, employee or other indemnitees of the Company or any other party, and not by way of defense, unless (i) the Board of Directors has authorized the Proceeding (or any part of any Proceeding) prior to its initiation; (ii) the Proceeding is to enforce indemnification rights under this Agreement initiated pursuant to Section C.3(a) of this Agreement or any applicable law; or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(c)     for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or (iii) any reimbursement of the Company by the Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board of Directors or the compensation committee of the Board of Directors, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;

(d)    to the extent brought about or contributed to by the dishonesty or fraud of the Indemnitee seeking payment hereunder; provided, however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his or her part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he or she committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated; or

(e)    which payment it is prohibited from paying as indemnity by applicable law. For the purpose of this Agreement, applicable law shall include U.S. federal law, Cayman Islands law, the governing law of this Agreement and, prior to the HK Exemption, sections 468 and 469 of the Hong Kong Companies Ordinance (Cap 622).

7.    No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to continued employment with the Company.

8.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and, other than such the Indemnitee, its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s); provided that the relative benefits accruing to the Indemnitee shall be deemed to be an amount not greater than the Indemnitee’s compensation from the Company beginning from the year in which the events giving rise to such losses or Expenses are alleged to have occurred and the relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section B.8 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

C.    INDEMNIFICATION PROCESS

1.    Notice and Cooperation by the Indemnitee. The Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as reasonably practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement; provided that the delay of the Indemnitee to give notice under this Agreement shall not prejudice any of the Indemnitee’s rights hereunder, unless such delay results in the Company’s forfeiture of substantive rights or defenses. Notice to the Company shall be given in accordance with Section G.8 below. If, at the time of receipt of such notice, the Company has directors’ and officers’ liability insurance policies in effect, the Company shall give prompt notice to its insurers of the Proceeding relating to the notice. The Company shall thereafter take all necessary and desirable action to cause such insurers to pay, on behalf of the Indemnitee, all Expenses payable as a result of such Proceeding. In addition, the Indemnitee shall give the Company such cooperation as the Company may reasonably request and the Company shall give the Indemnitee such cooperation as the Indemnitee may reasonably request, including providing any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee or the Company, as the case may be.

2.    Indemnification Payment.

(a)    Advancement of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section C.3(d)), the Company shall advance, to the extent not prohibited by law, the reasonable Expenses incurred by the Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within three months in connection with any Proceeding (or any part of any Proceeding) within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall, to the fullest extent permitted by applicable law, be unsecured and interest free. Advances shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Any excess of the advance Expense over the actual Expense will be promptly repaid to the Company. This Section C.2(a) shall not apply to any claim made by the Indemnitee for which indemnity is excluded pursuant to Section B.6.

(b)    Reimbursement of Expenses. To the extent the Indemnitee has not requested any advanced payment of Expenses from the Company, the Indemnitee shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding from the Company as soon as practicable and, in any event, within 30 days after the Indemnitee makes a written request to the Company for reimbursement unless a determination is required by applicable law with respect to the Indemnitee’s entitlement to indemnification, in which case the Company shall refer the indemnification request to the Independent Counsel (as defined below) in accordance with Section C.2(c) below. The Company will be entitled to participate in the Proceedings at its own expense.

(c)    Procedure upon Application for Indemnification. If a determination is required by applicable law with respect to the Indemnitee’s entitlement to indemnification or that the Company reasonably believes that it is not obligated under this Agreement to indemnify the Indemnitee, the Company shall, within 10 business days after the Indemnitee’s written request for an advancement or reimbursement of Expenses, notify the Indemnitee that the request for advancement of Expenses or reimbursement of Expenses will be submitted to the Independent Counsel. The Independent Counsel shall make a determination on the request and a copy of such determination shall be delivered to the Indemnitee in accordance with Section C.8(b) below. Notwithstanding anything foregoing to the contrary, in the event it is so determined that the Indemnitee is not entitled to indemnification in connection with a Proceeding under this Agreement or applicable law, the Company shall be entitled to be reimbursed by the Indemnitee for all the Expenses previously advanced or otherwise paid to the Indemnitee in connection with such Proceeding; provided, however, that the Indemnitee may bring a suit to enforce his or her indemnification right in accordance with Section C.3 below.

3.    Suit to Enforce Rights.

(a)    In the event that (i) a determination is made pursuant to Section C.2 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section C.2(a) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section C.2(c) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section B.2, Section B.3 or Section B.4 of this Agreement within 10 business days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section B.1 or Section B.5 of this Agreement is not made within 10 business days after a determination has been made that the Indemnitee is entitled to indemnification or (vi) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication by a court of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. The Company shall not oppose the Indemnitee’s right to seek any such adjudication. Unless the court determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, the Indemnitee shall be entitled to be paid all court costs and reasonable expenses in connection with such proceeding. Any determination by the Independent Counsel not challenged by the Indemnitee and any judgment entered by the court shall be binding on the Company and the Indemnitee.

(b)    In the event that a determination shall have been made pursuant to Section C.2(c) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section C.3 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section C.3, the Company shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)    If a determination shall have been made pursuant to Section C.2(c) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section C.3, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section C.3 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within 30 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, the Indemnitee is wholly successful on the underlying claims; if the Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent the Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of the Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding.

4.    Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, upon delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded, based on written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. At all times, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee’s expense.

5.    Burden of Proof and Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that the Indemnitee is entitled to indemnification under this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

6.    No Settlement without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on the Indemnitee without the other party’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

7.    Company Participation. Subject to Section B.8, the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

8.    Independent Counsel.

(a)    For purposes of this Agreement, the Independent Counsel with respect to each indemnification request of the Indemnitee that is referred by the Company pursuant to Section C.2(c) above shall make its determination in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee within 60 days after the later of the Indemnitee’s written request for an advancement or reimbursement of Expenses and the resolution of any objection to the Independent Counsel under Section C.8(b) below. If the Independent Counsel determines that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification. Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom to the extent as aforesaid.

(b)    If the Company submits the Indemnitee’s request for indemnification to the Independent Counsel under Section C.2(c), the Independent Counsel shall be selected by the Board of Directors by a majority vote, including the affirmative vote of a majority of Disinterested Directors that are independent (within the meaning of the listing rules of The New York Stock Exchange). The Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting under this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section C.8(b), regardless of the manner in which such Independent Counsel was selected or appointed. If, within 20 days after the later of submission by the Indemnitee of a written objection pursuant to this Section C.8(b) hereof and the final disposition of the relevant Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section C.2(c) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section C.3 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)    In making a determination with respect to entitlement to indemnification hereunder, the Independent Counsel shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful. For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Company and any other corporation, partnership, joint venture or other entity of which the Indemnitee is or was serving at the written request of the Company as a director, officer, partner, managing member, trustee, fiduciary or agent, including financial statements, or on information supplied to the Indemnitee by the officers and directors of the Company or such other corporation, partnership, joint venture or other entity in the course of their duties, or on the advice of legal counsel for the Company or such other corporation, partnership, joint venture or other entity or on information or records given or reports made to the Company or such other corporation, partnership, joint venture or other entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or such other corporation, partnership, joint venture or other entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or such other corporation, partnership, joint venture or other entity shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section C.8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d)    The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

D. DIRECTOR	AND OFFICER LIABILITY INSURANCE

1.    Maintenance of Insurance. The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies providing the directors of the Company with coverage for losses incurred in connection with their services to the Company and to ensure the Company’s performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. Notwithstanding anything to the contrary in this Agreement, the Company shall use its commercially reasonable efforts to cause any insurance policies referenced in this Section D to cover the Indemnitee without taking into account any limitations contained herein as a result of sections 468 and 469 of the Hong Kong Companies Ordinance (Cap 622).

2.    Coverage of the Indemnitee. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that the Indemnitee has otherwise actually received (and not subsequently returned) such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture or other entity shall be reduced by any amount the Indemnitee has actually received (and not subsequently returned) as indemnification or advancement of Expenses from such other corporation, partnership, joint venture or other entity.

E. NON-EXCLUSIVITY;	TERM

1.    Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may at any time be entitled under the Company’s Memorandum and Articles of Association, as may be amended from time to time, applicable law, any written agreement between the Indemnitee and the Company (including its subsidiaries and affiliates), a vote of shareholders or a resolution of directors, or otherwise. The indemnification provided under this Agreement shall continue to be available to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any Proceeding. To the extent that a change in applicable laws permits greater indemnification by agreement than would be afforded under the Memorandum and Articles of Association or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

2.    Primary Obligations. The Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which the Indemnitee may be associated (including, without limitation, any Sponsor Entity). The Company hereby acknowledges and agrees:

(a)    the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding arising from or related to the Indemnitee’s Corporate Status with the Company.

(b)    the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding arising from or related to the Indemnitee’s Corporate Status, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise.

(c)    any obligation of any other Persons with whom or which the Indemnitee may be associated (including, without limitation, any Sponsor Entity) to indemnify the Indemnitee and/or advance Expenses to the Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations.

(d)    the Company will indemnify the Indemnitee and advance Expenses to the Indemnitee hereunder to the fullest extent provided herein without regard to any rights the Indemnitee may have against any other Person with whom or which the Indemnitee may be associated (including, any Sponsor Entity) or insurer of any such Person.

3.    Third Party Waiver. The Company irrevocably waives, relinquishes and releases (A) any other Person (other than Newco with respect to Newco’s obligations pursuant to Section G.10) with whom or which the Indemnitee may be associated (including, without limitation, any Sponsor Entity) from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to the Indemnitee pursuant to this Agreement and (B) any right to participate in any claim or remedy of the Indemnitee against any Sponsor Entity (or former Sponsor Entity), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Sponsor Entity (or former Sponsor Entity), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

4.    Third Party Indemnification or Advancement of Expenses. The Company hereby acknowledges that any indemnification or advancement of Expenses provided by any other Person with whom or which the Indemnitee may be associated (including, without limitation, any Sponsor Entity) is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

5.    Reduction of The Company’s Obligation. The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee for any Proceeding concerning the Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and the Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from the Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to the Indemnitee is secondary to the obligations the Enterprise or its insurers owe to the Indemnitee. the Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from the Indemnitee’s Corporate Status with such Enterprise.

For purposes of this Section E, “Sponsor Entity” means Melco Resorts & Entertainment Limited and New Cotai, LLC and any of their respective affiliates, other than the Company and its subsidiaries.

F. TERM

1.    Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that the Indemnitee shall have ceased to serve as a director of the Company or as a director, officer, partner, managing member, trustee, fiduciary or agent of an Enterprise and (b) one (1) year after the final termination of any Proceeding then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section C of this Agreement relating thereto.

G. MISCELLANEOUS

1.    Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

2.    Subrogation. In the event of payment to the Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights. In the event any other Person with whom or which the Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers advances or extinguishes any liability or loss for the Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person (other than Newco) with whom or which the Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance of Expenses to any other Person with whom or which the Indemnitee may be associated (including, without limitation, any Sponsor Entity).

3.    Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as the Indemnitee’s spouses, heirs, and personal and legal representatives.

4.    Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

5.    Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company. This Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

6.    Counterparts. This Agreement may be executed in two or more counterparts, both of which taken together shall constitute one instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

7.    Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, U.S.A., without giving effect to conflicts of law provisions thereof.

8.    Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received and addressed to the Company at:

Studio City International Holdings Limited

36th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

Attention: Company Secretary

and to the Indemnitee, at his or her address last known to the Company.

9.    Entire Agreement. This Agreement [and that certain Director Agreement, dated                     , 2018, by and among the Company, Newco and the Indemnitee]1, as each may be amended from time to time, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Company and the Indemnitee with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Memorandum and Articles of Association of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

10.    Fees and Expenses. Pursuant to the terms of that certain Participation Agreement dated as of                     , 2018 by and among the Company, Newco and New Cotai, LLC, Newco hereby agrees to pay all fees and expenses incurred by the Company pursuant to this Agreement and that Newco shall bear or, as necessary, reimburse the Company for any reasonable out-of-pocket expenses incurred by the Company in connection with this Agreement.

11.    HK Exemption. Melco International shall use its reasonable best efforts to cause an HK Exemption event to occur as soon as reasonably practicable but in no event later than the day on which the next annual general meeting of shareholders of Melco International is held.

(Signature page follows)

[1]	Only applicable to directors and not officers.

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

Studio City International Holdings Limited

Name:
Title:

INDEMNITEE

Name:

MSC Cotai Limited

Name:
Title:

Melco International Development Limited solely for purposes of Section G.11

Name:
Title: